Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-177681 and 333-215522) and Form S-3 (No. 333-232941-02) of our reports dated January 30, 2020, relating to the consolidated financial statements and consolidated financial statement schedule of NBCUniversal Media, LLC appearing in this Annual Report on Form 10-K of NBCUniversal Media, LLC for the year ended December 31, 2019.

/S/ DELOITTE & TOUCHE LLP
New York, New York
January 30, 2020